Exhibit 99.1
March 30, 2009
DTE Energy exec to speak at Midwest Utilities Seminar
DETROIT — DTE Energy (NYSE:DTE) President and Chief Operating Officer Gerard Anderson will provide a business update at the Shields & Co. and Berenson & Co. Midwest Utilities Seminar at approximately 1:15 p.m. CDT April 8, 2009.
The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at www.dteenergy.com/investors. The webcast replay will be available and archived on the website.
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
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For further information, members of the media may contact:
Scott Simons (313) 235-8808
Lorie N. Kessler (313) 235-8807
Analysts, for further information:
Dan Miner (313) 235-5525
Lisa Muschong (313) 235-8505